TRADEMARK ASSIGNMENT

          WHEREAS, WONDER STICK INC., a corporation of the State of North Carolina, having a business address of P.O. Box 1707, Maggie Valley, North Carolina 28751, is the sole and exclusive owner of the right, title, and interest in and to a certain trademark, namely:

     MARK      COUNTRY              REGISTRATION NO.       REGISTRATION DATE
WONDER STICK   United States        2,073,401              June 24, 1997

          WHEREAS, GEAC, INC., a corporation of the State of Texas, having offices at 4419 Santa Fe Lane, McKinney, Texas 75070, desires to acquire certain assets of WONDER STICK INC. to include the aforementioned trademark;

          NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, WONDER STICK INC., by these presents, does hereby assign and transfer to GEAC, INC., its successors and assigns, the entire right, title and interest in and to the aforementioned trademark, including without limitation, the good will appurtenant thereto, and the right to sue and recover thereon, all claims and causes of action for, and all rights to sue and recover and retain damages and profits for past infringements of or the same to be held and enjoyed by GEAC, INC., its successors and assigns, or other legal representatives, as fully and entirely as the same would have been enjoyed by WONDER STICK INC., had this Assignment not been made.

          Executed this 9th day of April, 1998.

                                   WONDER STICK IN.

                                   By:   /s/ Theodore J. Staats
                                   THEODORE J. STAATS, President

                              STATE OF NORTH CAROLINA       )
                                                                 )    ss:
                              COUNTY OF HAYWOOD             )

          I, Margaret Nowakowski, a Notary Public for said County and State, do hereby certify that THEODORE J. STAATS personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

          Witness my hand and official seal, this the 9th day of April, 1998.

Official Seal)                                /s/ Margaret Nowakowski
                                             Notary Public
My Commission Expires:
July 22, 2000